Exhibit 99.1

 CSR  Corporate Sustainability & Responsibility Report  2023

 Forward-Looking Statements1  Certain statements contained in this 2023 Corporate Sustainability & Responsibility Report, other than purely historical information, including, but not limited to, statements and information regarding future expectations, outcomes, or results of the Company’s environmental, social, governance, sustainability and corporate responsibility initiatives, projections, predictions, expectations, estimates or forecasts and management’s beliefs, expectations, goals and objectives and other similar expressions concerning matters that are not historical facts, are forward-looking statements. Statements preceded by, followed by or that otherwise include the word “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. Forward-  looking statements should not be read as a guarantee of future performance, outcomes, or results and will not necessarily  be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking statements, including expectations regarding operational and financial improvements and the Company’s future performance, outcomes, or results, are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such statements. Important factors that could affect the Company’s future performance, outcomes,  or results and could cause them to differ materially from those expressed or implied in the forward-looking statements include the Company’s ability to source sustainable raw materials, avert waste from landfills and manage its energy use, government regulations, changes in the scope of the Company’s operations, developments in science or technologies on measuring or assessing the impacts of operations or emissions, consumer preferences for goods or services relating to sustainability, emissions reductions and greenhouse gas emissions, as well as the risk factors discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in subsequent filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this report and, except pursuant to any obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this report. The Company assumes no obligation  to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such statements. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or concerning other forward-looking statements.  This report uses certain terms, including those that leading ESG frameworks such as SASB, MSCI and Refinitiv refer to as material topics, to reflect the issues of greatest importance to our stakeholders. Used in this context, these terms are distinct from, and should not be confused with, the terms “material”  and “materiality” as defined by or construed in accordance with securities laws or as used in the context of financial statements and reporting.  Materiality  1 All data and statements included in this report represent MasterBrand prior to its acquisition of Supreme Cabinetry Brands. Supreme Cabinetry Brands is excluded from all data and statements presented.  CEO MESSAGE  MasterBrand | 2023 CSR Report  20  ABOUT MASTERBRAND  PEOPLE  APPENDICES  GOVERNANCE  ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY

 The MasterBrand Way is rooted in a cultural foundation of doing the right thing for people and our planet. We build on this through our ongoing efforts to protect the environment, empower our associates and operate with responsible corporate governance and oversight.  4 CEO MESSAGE  5 ABOUT MASTERBRAND  6 Our Purpose, Vision & Culture  7 By the Numbers  10 ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY  11 Protecting Our Planet  Managing Energy Use  Conserving Water  14 Restoring Our Environment  15 Managing Waste  17 PEOPLE  18 Building a Culture of Safety  20 Achievements in Safety  22 Investing in Our People  23 Furthering Inclusion & Diversity  25 Lead Through Lean  26 Our Commitment to Giving Back  Our Commitment to Corporate Sustainability & Responsibility  Materiality Assessment: Prioritizing What Matters Most  GOVERNANCE  Business Ethics  Managing Our Supply Chain  31 Board of Directors  31 Executive Leadership  32 Supporting Materials  33 APPENDICES  CEO MESSAGE  MasterBrand | 2023 CSR Report  20  ABOUT MASTERBRAND  PEOPLE  APPENDICES  GOVERNANCE  ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY

 An experienced and diverse board is critical to proper corporate governance and protecting our stakeholder’s interests. In early 2024, we continued to build out our Board of Directors with two seasoned directors with expertise in finance and technology, respectively. These individuals will help ensure that the strategy and stewardship of Masterbrand’s assets  are sound.  I’m inspired by all the good work being done throughout MasterBrand, and I am proud to share many highlights in this report. With the support of our stakeholders, MasterBrand will continue to pursue the best practices in quality and corporate responsibility, and I look forward to sharing our progress. Thank you for your continued trust in MasterBrand.  Sincerely,  R. David Banyard, Jr.  President and Chief Executive Officer  CEO Message  A central pillar of what we stand for is doing the right thing for our people and our planet. Wood is the primary component of our cabinets, and we strive to use it sustainably. This year, we enhanced our processes to evaluate, monitor and trace wood sourcing. We work closely with our suppliers to confirm that the wood used in our products is harvested environmentally and socially responsibly. We aim to ensure that the materials used in our cabinets come from suppliers who are vetted and compliant with all the relevant regulations and standards in environmental protection.  Ensuring quality for our customers starts with ensuring our associates have a safe and secure work environment. Indeed, the safety of our associates is a core value of our culture, and critical to our success. In 2023, our reported recordable rate for the Occupational Safety and Health Administration was less than one-third of the industry average. Further, our efforts were recognized by EHS Today, a respected workplace health and safety publication, which named MasterBrand as one of America’s Safest Companies.  MasterBrand is a leader in our industry, and we believe that comes with a responsibility to hold ourselves to a high standard. This is why we have made a commitment to Environmental, Social and Governance policies that not only make common sense, but bring value to our environment, our people, and the communities we serve. In this report, you will find some of the main initiatives we have implemented since becoming a standalone public company, which focus on upholding high standards of environmental stewardship, ensuring the health and safety of our associates, and assembling an industry leading corporate governance structure.  CEO MESSAGE  ABOUT MASTERBRAND  PEOPLE  APPENDICES  GOVERNANCE  ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY  CEO MESSAGE  MasterBrand | 2023 CSR Report  20

 ABOUT  MASTERBRAND  At MasterBrand, we have built a foundation of doing what is right for people and the environment. Our sustainability journey is ongoing, and as our associates continue to innovate, inspire and lead by example, we find more opportunities to positively impact our industry and stakeholders worldwide.  ABOUT MASTERBRAND  CEO MESSAGE  ABOUT MASTERBRAND  ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY  PEOPLE GOVERNANCE APPENDICES  MasterBrand | 2023 CSR Report  20

 Our Purpose, Vision & Culture  OUR PURPOSE  Building great experiences together  OUR VISION  Build on our rich history by innovating how we work and what we offer to delight our customers  OUR CULTURE  MBC:  Make the team better  Be bold  Champion improvement  CEO MESSAGE  ABOUT MASTERBRAND  PEOPLE  GOVERNANCE  APPENDICES  ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY  ABOUT MASTERBRAND  MasterBrand | 2023 CSR Report  20

By the Numbers

MasterBrand boasts a strong brand portfolio featuring a diversified mix of cabinets across price points, product types and distribution channels. These products are delivered through our industry-leading distribution network of more than 4,400 dealers, major retailers and builders.

#1 Residential Cabinet Manufacturer in North America[1]



Manufacturing Facilities and Distributive Assembly Facilities
Distribution Centers

20+
Manufacturing Facilities and Offices

4,400+
Dealer Network

$2.7 Billion
Net Sales[2]

15
Brands

12,000+
Associates

1 Based on 2022 reported net sales
2 Based on net sales for fiscal year 2023

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Our Commitment to Corporate Sustainability & Responsibility

We are committed to fulfilling our roles as good corporate citizens by seeking to improve our impact on the environment, ensure that our business practices support our associates and the community at large and continue to protect stakeholder interests through effective corporate governance.

Environmental Responsibility & Sustainability

We integrate environmental care into our business beliefs, which continually drive us to enhance the sustainability of our operations.

In 2023, we achieved **landfill avoidance rates of at least 90%** at five MasterBrand facilities

We continue to invest in **product quality improvements**, which will result in less rework and, ultimately, less waste

We have developed partnerships to reclaim wood waste and spent solvent for **reuse and recycling**

People

With a relentless focus on safety, MasterBrand is committed to empowering associates to lead change in their work environment, benefiting from a diverse workforce, and giving back to members of our communities.

In 2023, MasterBrand was recognized as one of **America's Safest Companies** by *EHS Today*

We have continued to invest in **robust wellness benefits** to help our associates and their families feel their best at home and work

We strive to **foster workplace inclusion**, even at the highest levels of leadership; four out of nine members of our executive leadership team are women and two out of nine are People of Color (POC)

Governance

MasterBrand relies on the experience of our diverse Board of Directors and executive management team to provide oversight, establish policy and set sound business practices that guide us in our mission.

We have continued to develop our compliance program through the creation of a **Policy Review Committee**

We implemented a new software program to **monitor our supply chain** for potential risks

We added two new members to the Board of Directors, enhancing our Board's diverse range of **industry experience and business expertise**

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MasterBrand | 2023 CSR Report 8

Materiality Assessment: Prioritizing What Matters Most

At MasterBrand, we are committed to operating in an environmentally and socially responsible way while upholding strong governance practices. In 2023, we conducted a comprehensive materiality assessment to ensure we focus on the ESG (Environmental, Social and Governance) issues that matter most to our stakeholders.

This assessment was led by an independent consultant and involved a multi-step approach. We benchmarked our practices against industry peers and leading ESG frameworks such as SASB, MSCI, and Refinitiv. We also conducted surveys and interviews with internal and external stakeholders. This combined approach allowed us to capture a holistic view of the ESG topics most relevant to our long-term sustainability.

The materiality assessment yielded valuable insights which will shape our formalized ESG strategy and commitments. Key findings of the evaluation included:

- **Health and Safety:** Health and safety emerged as a top priority for all stakeholders. This aligns with our steadfast commitment to provide our associates with a safe and healthy work environment.
- **Human Capital Management:** Our stakeholders recognize that our talented workforce is critical to our success. Associate retention and engagement are central to our growth strategy. We are committed to fostering a positive work environment that attracts and retains top talent. Combined with our robust health and safety focus, we strive to create a "best place to work" environment.
- **Responsibly Sourced Wood Materials:** Stakeholders placed high importance on our commitment to using responsibly sourced wood materials. We encourage our supply chain to align with sustainable forestry practices.

OUR PRIORITIES



Health and Safety



Human Capital Management



Responsibly Sourced Wood Materials


OLV
FLEX
ONLY

Waste Management



Information Security

- **Waste Management:** Waste reduction and responsible waste management were identified as critical environmental priorities. We recognize the impact of waste on the environment and the potential for cost savings through improved waste management practices.
- **Information Security:** In today's increasingly digital world, information security is essential. We recognize that having a robust information security program is necessary for our long-term growth and sustainability.

These findings and broader insights from the materiality assessment will be the foundation for our formalized ESG strategy. We are committed to continuous improvement and transparency in our ESG performance, and this focus on materiality will allow us to make meaningful progress toward a more sustainable future.

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MasterBrand | 2023 CSR Report
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 ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY  For MasterBrand, environmental stewardship is not just the right thing to do,  it’s good business. As we continue to lead in the cabinet-manufacturing industry, we recognize that our responsibility extends beyond delivering high-quality products to embracing environmental sustainability as a core component of our operations and corporate culture.  APPENDICES  GOVERNANCE  ENVIRONMENTAL  RESPONSIBILITY & SUSTAINABILITY  CEO MESSAGE  ABOUT MASTERBRAND  ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY  PEOPLE  MasterBrand | 2023 CSR Report  20

Protecting Our Planet

As the largest manufacturer of residential cabinets in North America[1], MasterBrand is committed to using resources and manufacturing our products responsibly and sustainably. We put in place a series of procedures to minimize our operations' environmental impact and trace the origin of the wood used in our cabinets.

In particular, the following initiatives were put in place to ensure the sustainability of our products and operations. Responsible sourcing is embedded in our business and a critical focus area for MasterBrand, which was confirmed by the results of the Company's recent materiality assessment.

Traceability and Sustainable Sourcing

MasterBrand monitors the sourcing of materials, including sourced wood. Our Supplier Code of Conduct outlines clear expectations from timber product vendors, including compliance with all applicable environmental regulations from the jurisdiction where the wood is extracted.

Monitoring our Carbon Footprint

MasterBrand completed the calculation of carbon emissions resulting from its operations in 2022. We will continue to collect this information annually to inform our sustainability and emissions reduction strategy.



Total Emissions (In metric tons of CO_2e)[2]

Metric	2023	2022
Scope 1	39,413	45,999
Scope 2	74,510	86,894
Total Scope 1 and 2	113,923	132,893

U.S. Emissions (In metric tons of CO_2e)[2]

Metric	2023	2022
Scope 1	32,155	36,277
Scope 2	57,173	66,299
Total Scope 1 and 2	89,328	102,576

1 Based on 2022 reported net sales

2 To ensure accuracy and completeness, 2023 GHG emissions calculations have been aligned with reporting best practices. Changes in calculation methodology applied in 2023 had an immaterial impact on 2022 metrics, therefore prior reporting remains consistent.

MasterBrand | 2023 CSR Report 11

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Managing Energy Use

We pursue efficient energy management to lower costs, reduce energy demand and minimize our carbon footprint. Our approach resulted in the following efficiency gains:

30% Energy Savings

In early 2023, our Grants Pass, Oregon location faced a 17% rise in electricity costs. We enrolled in an Oregon Energy Trust program and targeted a 3% reduction in energy use, ultimately achieving a 30% reduction compared to 2022 consumption. Key actions included managing dust collection power cycles, lowering plant air pressure, and converting to LED lighting. This initiative secured our electrical budget and boosted our environmental efforts.

Going Electric

Four manufacturing sites switched from liquid petroleum to electric forklifts. The electric forklifts contain new features which contribute to the culture of safety at our facilities, including safety lights, automatic parking brakes, speed control, improved movement control and a fan for the operator.


330A

Total Energy Usage

Metric	2023	2022
Total Energy (In million GJ)	1.52	1.75
Electricity (In million kWh)	202	243
Natural Gas (In million therms)	7.46	8.33

U.S. Energy Usage

Metric	2023	2022
Total Energy (In million GJ)	1.15	1.29
Electricity (In million kWh)	136	166
Natural Gas (In million therms)	6.28	6.59



RENEWABLE ENERGY

Beyond implementing energy-efficient management practices, MasterBrand is actively pursuing renewable energy sources to power our operations. Our accomplishments in this area showcase MasterBrand's dedication to reducing our environmental footprint and leveraging innovative solutions to achieve a sustainable future.

100%

Our Waterloo, Iowa facility achieved 100% renewable energy usage in 2022, up from 88.5% in 2021, certified by MidAmerican Energy Company.

97%

Our KitchenCraft Winnipeg locations receive 97% of their electricity from hydroelectricity produced by Manitoba Hydro, with additional wind power from local wind farms, bringing renewable energy usage close to 100% for operations and stores in the Winnipeg area.

339

Demonstrating our commitment to resource recovery, we contributed 339 tons of waste to the LCSWMA's Susquehanna Resource Management complex, a process that generated 133,404 kWh of renewable energy. This initiative earned us a Green Champion Certificate.

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MasterBrand | 2023 CSR Report
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Conserving Water

We recognize that water is a precious resource. Although we use little water in our manufacturing processes, we are nevertheless taking steps to reduce our overall water usage from common areas such as break areas and restrooms.

Monitoring Our Water Consumption

In 2023, we conducted baseline water consumption assessments in our manufacturing plants and will utilize this data to track our ongoing water conservation efforts.

MasterBrand utilizes several key water-saving features in our break rooms and restrooms, including low flow devices, motion sensors to ensure water is turned off after use and refillable water bottle stations to help minimize the use of single-use plastic bottles.

Protecting Our Waterways

Stormwater runoff has the potential to cause flooding and soil erosion and can carry contaminants from surfaces into nearby waterways. To help prevent potential damage from stormwater runoff, we utilize detention basins at certain locations to slow stormwater flow and mitigate flood risk. These detention basins also support plants and wildlife, benefiting the surrounding ecosystem. In the unlikely event of a fuel spill, MasterBrand manufacturing facilities have emergency spill equipment to contain and address the spill before it enters nearby waterways.





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MasterBrand | 2023 CSR Report
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Restoring Our Environment

We recognize the importance of healthy forests and ecosystems for the well-being of our planet. We are committed to supporting environmental restoration through national and local initiatives.



National Forest Foundation Partnership

We are proud partners with the National Forest Foundation (NFF), a non-profit organization dedicated to restoring and enhancing national forests. Through our donation, the NFF planted 40,000 trees on our behalf, contributing to the health and sustainability of our nation's forests.

Local Initiatives

Our Gomez Palacio location actively participates in local conservation efforts. In commemorating Dia del Arbol (Day of the Tree), they distributed to employees 270 trees of six endemic species native to the region.

Associate Action

We encourage our associates to actively participate in environmental stewardship. Our teams regularly participate in community efforts, such as ecological walks and lake clean-up events.



PARTNERSHIPS FOR CIRCULARITY

Circularity is a team effort, and ensuring that our waste materials are given new life and economic value would not be possible without strong partnerships. That's why we work with organizations such as Smith Creek and American Wood Fibers to turn our wood waste into compost, livestock bedding and more.

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PARTNERSHIPS TO PROTECT THE ENVIRONMENT

At MasterBrand, we are committed to fostering a regenerative approach to business that benefits both the economy and the environment. To accomplish our goals, we partner with organizations that share our values, including:

iwpa International Wood Products Association

National Forest Foundation

Composite Panel Association

Partners for Pollution Prevention

Yellowstone Forever

Iowa-Illinois Safety Council

MasterBrand | 2023 CSR Report 14

Managing Waste

Our responsibility for the natural resources used in our operations includes carefully managing waste and recycling. MasterBrand associates strive for innovation and efficiency when it comes to waste management at our facilities.


MASTERBRAND
PLANT 4 RECYCLING CENTER
LANDFILL TRASH ONLY

Landfill Diversion

All MasterBrand facilities actively work toward landfill avoidance targets. In 2023, five facilities achieved at least 90% landfill avoidance rates and an additional five locations achieved 82% or higher rates.

Waste Prevention

By utilizing intelligent woodcutting equipment that improves yields by optimizing cuts, we can reduce the amount of wood we need to source and, ultimately, the amount of waste scraps produced. We utilize remaining wood scraps by turning them into corner braces for our cabinets.

Managing Hazardous Waste

Most of the hazardous waste used at MasterBrand is recycled and reclaimed. We have partnered with companies that distill spent solvent from our finished cabinets that MasterBrand reclaims for use in new cabinets. Solvent that cannot be reclaimed is recycled for fuel blending and other industrial processes.

Total Waste (In thousand metric tons)[1]

Metric	2023	2022
Landfill & Incinerated vs. Diverted		
Diverted (Recycled, Reused, Re-purposed)	114.14	153.00
Landfill	45.61	65.07
Hazardous Waste	2.00	2.42
Total Waste Generated[2]	161.75	220.49

U.S. Waste (In thousand metric tons)[1]

Metric	2023	2022
Landfill & Incinerated vs. Diverted		
Diverted (Recycled, Reused, Re-purposed)	94.66	122.39
Landfill	18.38	32.35
Hazardous Waste	1.34	2.10
Total Waste Generated[2]	114.38	156.84

1 All waste data is presented in thousand metric tons to align with industry reporting practices
2 Solvents are not included in the waste data presented as we continue to bolster our data collection methods



THINKING OUTSIDE THE CARDBOARD BOX

In 2023, MasterBrand Winnipeg launched an initiative to address the need for more recycling resources at many cabinet installation sites. MasterBrand installation technicians now collect cardboard used during installations and transport it to a MasterBrand facility for recycling. This effort is anticipated to divert approximately 7,500 pounds of cardboard from landfills each year.

Additionally, recognizing that old cabinets are often discarded as waste when new ones are installed, MasterBrand Winnipeg introduced a take-back program. This initiative allows residents to donate their old, good-condition cabinets to reuse programs. For damaged cabinets, the wood is reclaimed and sent to a MasterBrand facility for recycling.

MasterBrand | 2023 CSR Report
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 MANAGING WASTE continued  Eliminating Waste with F.O.R.G.E.  In May of 2023, a group of associates from the Ferdinand, Indiana site launched their own recycling team called F.O.R.G.E., or Ferdinand Operations Recycling Green Efforts. The group’s goal is to eliminate waste and improve reuse and recycling rates  at the plant. They are guiding the site’s recycling efforts by providing leadership, education and goal- setting guidance to the larger site team.  F.O.R.G.E. team members positively impact the Ferdinand manufacturing site through training new associates in waste diversion, problem-solving  to improve recycling rates, engaging with and incentivizing associates to improve recycling practices and reducing overall disposal costs. Their initiative  is paying off, as recycling rates of the Ferdinand site reached 83% in 2023.  MONTHLY RECYCLING RATES  100%  90%  80%  70%  60%  50%  40%  30%  20%  10%  0%  Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun  Previous 12 Months 2021–2022  Diverting PVC from the Landfill  Another initiative at MasterBrand Winnipeg is the application of PVC coating to one of its  product lines instead of finishing cabinets with paint. Since this semi-rigid PVC excess material can be difficult to reuse, the team partnered with a company capable of recycling it. The practice at this facility includes cutting away the excess material and bailing it for more accessible transportation to the recycler.  APPENDICES  ENVIRONMENTAL  RESPONSIBILITY & SUSTAINABILITY  CEO MESSAGE  ABOUT MASTERBRAND  ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY  PEOPLE GOVERNANCE  MasterBrand | 2023 CSR Report  20

 PEOPLE  Safety and social responsibility are integral parts of MasterBrand’s sustainability framework. We are committed to operating our business with integrity for the well-being of our associates and the communities in which we operate.  PEOPLE  CEO MESSAGE  ABOUT MASTERBRAND  ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY  PEOPLE GOVERNANCE APPENDICES  MasterBrand | 2023 CSR Report  20

 Critical 15  The cornerstone of our safety program is the Critical 15. Based on an assessment that covers the 15 areas of our operations that carry the most significant risk for severe injury, these are critical safety behaviors deemed essential for incident  prevention. Examples include machine safeguarding, contractor safety  and fire prevention programs. We promote and reinforce these behaviors through training, communication and recognition programs.  We use the Critical 15 to mitigate risk and drive continuous improvement, and we conduct regular audits  to ensure our progress. Each site monitors key metrics for the Critical 15 focus areas monthly, using our centralized system to make data-driven decisions for program improvement.  MasterBrand’s top priority is providing our associates with a safe and healthy work environment. We understand that a safe workplace protects our associates and fosters a positive and productive work environment.  Our safety philosophy focuses on establishing and maintaining a world-class safety culture in which:  The safety and health of our associates is a core value  Injuries are preventable, predictable and unacceptable  All associates are responsible for safety, health and security  We focus on continuous improvement by meeting or exceeding legal requirements and enhancing our management processes as needed  Early Intervention and Ergonomics  We strive to prevent injuries before they occur. We have a robust system for identifying and addressing potential hazards and implementing ergonomic practices to ensure associates’ well-being.  Each MasterBrand site provides an ergonomic program that emphasizes early intervention. We offer onsite ergonomic screenings and interventions at our plants  through partnerships with third-party specialists who help associates prevent and address aches and pains with stretching exercises and therapeutic movement. We also evaluate work processes and improve equipment to reduce the potential for strain.  Behavior-Based Safety  We believe that fostering a culture of safety goes beyond rules and regulations. Our Behavior-Based Safety (BBS) program encourages associates to identify and address unsafe behaviors and actively participate in building a safe work environment. In this system, we aim to prevent accidents and improve safety metrics through observing and analyzing daily behaviors. Safe behavior is encouraged through peer-to-peer auditing, coaching and feedback sessions.  Building a Culture of Safety  We employ a multi-dimensional safety strategy that is built on three core pillars: Critical 15, Early Intervention and Ergonomics and Behavior-Based Safety.  CEO MESSAGE  ABOUT MASTERBRAND  PEOPLE  APPENDICES  GOVERNANCE  ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY  PEOPLE  MasterBrand | 2023 CSR Report  20

BUILDING A CULTURE OF SAFETY *continued*





Safety & Environmental Stewardship Policy Statement

A comprehensive framework of safety policies and procedures supports these core pillars. We regularly review and update these policies to reflect best practices and industry standards.

Training for Safety

We provide extensive training programs to ensure all associates have the knowledge and skills to perform their jobs safely. Each associate receives health and safety training at onboarding and annually after that. Each MasterBrand plant holds weekly small group discussions with planned health and safety topics to further embed safety into the culture of individual sites and teams.


EXIT
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MasterBrand | 2023 CSR Report
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 Achievements in Safety  1.08  0.33  1.45  0.40  1.10  0.34  2.01  0.53  1.25  0.40  1.31  0.34  1.04  0.84  0.26  0.18  3.3  1.3  2016 2017 2018 2019 2020 2021 2022 2023  2022 BLS1  Industrial Average  2022 BLS1  Industrial Average  OSHA Recordable Rate  Lost Work Day Case Rate  2023 Year End OSHA Recordable Rate is  74%  better than the  Industry Average  2023 Year End Lost Work Day Case Rate is  86%  better than the  Industry Average  Our commitment to safety has yielded impressive results. Our incident rates are consistently lower than the industry average, a testament to the effectiveness of our safety program. This strong performance has been recognized by safety  organizations, as evidenced by being recognized by EHS Today as one of America’s Safest Companies in 2023.  SAFETY RECORD & INCIDENT RATE  2016 2017 2018 2019 2020 2021 2022 2023  1 Bureau of Labor Statistics  CEO MESSAGE  ABOUT MASTERBRAND  PEOPLE  APPENDICES  GOVERNANCE  ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY  PEOPLE  MasterBrand | 2023 CSR Report  20

 MASTERBRAND CANADA RECERTIFIED TO MANITOBA MADE SAFE  AMERICA’S SAFEST COMPANIES AWARD  In 2023, we were honored to be listed by EHS Today as one of America’s Safest Companies. Only 10 organizations annually receive this recognition.  To be considered as one of America’s Safest Companies, organizations must demonstrate:  excellence in innovative solutions to safety challenges  injury and illness rates lower than the average for their industries  comprehensive training programs  evidence that the prevention of incidents is the cornerstone of the safety process  good communication about the value of safety  support from leadership and management  associate involvement in EHS efforts  a way to substantiate the benefits of the safety process  ACHIEVEMENTS IN SAFETY continued  Celebrating 1,000 Days of No Accidents  In January, McAllen, Texas associates celebrated 1,000 days without an accident. They combined the milestone with celebrating Dia de Los Reyes, also known as Three Kings’ Day.  Seventeen Years of Safety  In 2023, the Wall Line Assembly Department in our Grants Pass, Oregon facility celebrated 17 years without a recordable injury or incident.  The MasterBrand Canada team passed a Made Safe certification audit in 2019 and has been recertified annually through an internal and external audit process. In 2023, our MasterBrand Canada team presented best practices in injury reduction to the Made Safe Manufacturers Forum, the certifying partner for SAFE Work Manitoba.  A Canadian Manufacturers & Exporters Manitoba initiative, Made Safe, provides health and safety services specifically for manufacturers. In partnership with SAFE Work Manitoba, Made Safe makes it easier for employers and their associates to ensure safe and productive workplaces.  The Made Safe Certification is a third-party independent service provided to manufacturers in Manitoba. To become certified, a facility must undergo an extensive audit to demonstrate alignment with industry best practices including documentation, visual observations and associate interviews.  We are committed to continuous improvement in our safety performance. We believe that by prioritizing safety, we are investing in the well-being of our associates, fostering a positive work environment and contributing to the long-term success of MasterBrand.  CEO MESSAGE  ABOUT MASTERBRAND  PEOPLE  APPENDICES  GOVERNANCE  ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY  PEOPLE  MasterBrand | 2023 CSR Report  20

 At MasterBrand, we recognize that our talented workforce is the engine of our success. Talent acquisition and development are strategic priorities that are central to  our growth strategy. We are committed to fostering a positive work environment that attracts, engages and retains top talent.  Our Talent Philosophy outlines the core principles that guide our approach to human capital management and all talent activities:  It’s about the team  High performance is the expectation  Big rewards for big contributions  Behaviors are foundational  We grow through transparency  Investing in Our People  Musculoskeletal Program  We view healthcare as an extension of safety. We provide associates with a musculoskeletal program that connects them with live physical therapists in a virtual environment.  The therapists work with associates to create personalized care plans that are both preventative and responsive.  Healthcare Navigation  We know the healthcare system can feel complex and overwhelming, so we provide all U.S.-based associates with personalized support to give them a single point of contact and help them navigate the system.  An associate’s personalized navigator can recommend healthcare providers, help review medical bills, or connect them with specialists for second opinions. We also work with a vendor to help associates and their family members facing chronic conditions create holistic health plans.  Mental Health Initiatives  We offer associates in North America and their families access to a robust mental health program that provides support through a multitude of services targeting a variety of mental health concerns across all ages. The program offers individual and group sessions virtually and in person.  The program also supports MasterBrand people leaders, who are often the first to notice behavioral changes in the associates on their teams. Leaders can access professional support to discuss the situation and find the best path forward.  Investing in our people is not just the right thing; it’s a strategic investment in  MasterBrand’s future. By fostering a culture of empowerment and growth and offering a well-rounded Total Rewards package, we are creating a highly skilled, motivated workforce committed to our success.  Associate Engagement  We are committed to creating a “best place to work” environment where our associates feel valued and engaged and have opportunities to learn and grow. In pursuit of this goal, we conduct associate engagement surveys twice a year. These surveys provide valuable insights into what is most important to our team and allow us to identify areas for improvement.  We have increased our engagement score by four points in the past three years, outpacing the manufacturing industry average.  We utilize Glint showrooms in our manufacturing facilities to visually represent the results of our engagement surveys to our  associates. The showrooms include action logs publicly displaying how we make changes in response to survey feedback.  Associate Rewards  To further support our associates, we offer a comprehensive Total Rewards package.  This package includes competitive pay and benefits, retirement plan contributions, health and wellness benefits, time off policies and recognition programs.  One of these programs is our active peer and leader recognition program, which allows associates to recognize and reward each other’s contributions. Through this recognition program, associates grant points to each other, which can then be redeemed in cash. This program fosters a positive and  collaborative work environment and allows us to celebrate individual and team achievements.  CEO MESSAGE  ABOUT MASTERBRAND  PEOPLE  APPENDICES  GOVERNANCE  ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY  PEOPLE  MasterBrand | 2023 CSR Report  20

Furthering Inclusion & Diversity

At MasterBrand, we believe fostering a diverse and inclusive workforce is not just the right thing to do; it's essential to our long-term success. We are committed to developing a culture where differences are celebrated. We recognize that a team with diverse backgrounds and perspectives is more innovative, creative and responsive to the needs of our customers.





Leading By Example

Promoting diversity and inclusion starts at the top. Our Board of Directors and Executive Team are committed to leading by example. We believe that having a diverse leadership team regarding experience, gender, race and ethnicity demonstrates the importance of inclusion throughout the organization.

Diversity and Inclusion: A Strategic Imperative

Diversity and inclusion are critical to our talent strategy and our aspiration to be the "best place to work." We are committed to attracting and retaining a talented and diverse workforce that reflects the communities we serve. By fostering a culture of inclusion, we empower our associates to bring their best selves to work, ultimately leading to more significant innovation, more robust decision-making and a more successful company.

In 2023, MasterBrand's workforce included:

38.1%
Total People of Color in U.S. Workforce

35.9%
Women represented in our total workforce

12.3%
People of Color in U.S. Workforce represented in management and senior leadership teams

27.2%
Women in our management and senior leadership teams

SPOTLIGHT ON CARLISLE, PENNSYLVANIA





21
Number of nationalities represented at the Carlisle plant

8
Number of languages spoken at the Carlisle Plant

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 FURTHERING INCLUSION & DIVERSITY continued  Employee Resource Groups  Our Employee Resource Groups (ERGs) support our commitment to an inclusive work environment. ERGs are associate-led groups that foster community, enhance cross- cultural awareness, increase associate engagement and cultivate inclusivity.  We are proud to have active ERGs that support women, veterans and the LGBTQIA+ community. These groups organize events, workshops and programs that create a welcoming and supportive environment for all associates.  SAGE: Support. Advocate. Grow. Empower.  In 2023, our ERG for women at MasterBrand (SAGE) released quarterly newsletters, hosted a leadership panel, sponsored site activities and events for International Women’s Day and facilitated professional headshots for MasterBrand women.  MERIT: Military Excellence Recognition and Integration Team  MERIT is MasterBrand’s ERG for veterans and military members.  In 2023, MERIT released quarterly newsletters, hosted guest speakers and organized Veterans Day and Memorial Day activities.  SPOTLIGHT ON WINNIPEG, MANITOBA  80+  Number of nationalities  represented at the Winnipeg Plant  CEO MESSAGE  ABOUT MASTERBRAND  PEOPLE  APPENDICES  GOVERNANCE  ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY  PEOPLE  MasterBrand | 2023 CSR Report  20

Lead Through Lean

At MasterBrand, we believe in continuous improvement and empowering our associates to reach their full potential. A key pillar of this philosophy is our Lead through Lean initiative. This program is designed to equip our associates with the tools and skills necessary to solve problems at all levels of the organization, driving increased engagement and a more efficient and effective operation.

Empowering Problem-Solvers

The principles of Lead through Lean empower associates to be active participants in improving our business. We provide comprehensive training in problem-solving methodologies and lean manufacturing principles. This training equips associates to identify inefficiencies, develop solutions and implement positive changes within their areas of responsibility. By empowering our people to take ownership and lead change, we unlock a wealth of creativity and innovative thinking.

KAIZEN EVENTS

A crucial part of our Lead through Lean initiative includes Kaizen events. A Kaizen event is a focused, week-long event that moves beyond typical brainstorming and engages a team's creativity to remove waste from a given process. Kaizen is a mindset driving the understanding that continuous improvement has no end. In 2023, MasterBrand hosted 211 Kaizen events with more than 1,700 associates representing all functions and levels of the organization.

Connecting to Talent Strategy

Lead through Lean is an integral part of our talent strategy. This program provides associates valuable opportunities to develop new skills, enhance their critical thinking abilities and take on greater responsibility. This increases associate engagement and fosters a sense of ownership and pride in our collective success. As a result of this program, we are seeing growing levels of engagement.

Beyond Professional Development

The benefits of Lead through Lean extend beyond professional development. Through improved problem-solving and process optimization, we also benefit from operational and financial improvements. We also offer financial incentives aligned to achieve these improvements, further demonstrating the value we place on our associates' contributions.

By combining training, clear expectations and recognition, Lead through Lean is a comprehensive program that empowers our associates to deliver sustained growth for the organization. This program embodies our commitment to continuous improvement and ensures every team member can contribute to our success.

In 2023, we had **55 six-hour training sessions** for more than **1,300 associates**.



Best Place to Work
2024–2025
Rewards & Recognition
Associate Engagement
Talent Development
2022–2023
Lean Foundational Tools
2021

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MasterBrand | 2023 CSR Report 25

 Our Commitment to Giving Back  We are proud to facilitate a work environment where contributing to meaningful projects is encouraged and celebrated. Our associates’ passion for giving back fuels our community engagement efforts and strengthens the bonds between our company and the communities we serve.  By partnering with national and local organizations and encouraging our associates to volunteer their time and talents, we are making a positive difference in the lives of others and building a more sustainable future for generations to come.  We believe that being an excellent corporate citizen extends beyond our operational footprint. Giving back to the communities where we operate is a core part of our culture, and we are committed to positively impacting the lives of those around us.  MasterBrand Sponsors Habitat for Humanity’s 2023 Jimmy & Rosalynn Carter Work Project  In October 2023, MasterBrand served as a Platinum sponsor for Habitat for Humanity’s 2023 Jimmy & Rosalynn Carter Work Project in Charlotte, North Carolina. Habitat for Humanity’s Carter Work Project is an annual event where volunteers  come together to build and renovate homes for those in need. The event aims to raise awareness about affordable housing issues and to directly impact communities through hands-on construction work. Each year, the project is hosted in different locations around the world, bringing together volunteers from various backgrounds to contribute their time and skills. As a Platinum Sponsor, MasterBrand provided support in three ways: kitchen and bath design, product donations and volunteers to help build a 27-home community.  During the five-day building event, 20 MasterBrand associates helped construct new houses in a large-scale affordable housing neighborhood alongside hosts and country music stars, Garth Brooks and Trisha Yearwood, as well as hundreds of other volunteers. The MasterBrand design team collaborated with Habitat for Humanity to design custom layouts for each new home, and MasterBrand donated all the kitchen and bathroom cabinets.  CEO MESSAGE  ABOUT MASTERBRAND  PEOPLE  APPENDICES  GOVERNANCE  ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY  PEOPLE  MasterBrand | 2023 CSR Report  20

 MasterBrand Texas Donates Cabinets to Local Women’s Shelter  In honor of International Women’s Day, the MasterBrand Texas team donated cabinets to Women Together / Mujeres Unidas, a local women’s shelter offering a safe haven for victims of family violence. The organization also offers counseling, legal referrals, community education and more.  Arthur Plant Continues Tradition of Giving Back  This year, the MasterBrand team in Arthur, Illinois continued its tradition of donating cabinets to Habitat for Humanity. The Arthur plant has supported Habitat for Humanity for more than 12 years, and this year, the team donated and installed a set of kitchen cabinets in a Habitat for Humanity home.  Back-to-School Drives  Three MasterBrand facilities collected funds and school supplies to support the children in their local communities. Our Goshen, Indiana site partnered with two local schools to collect school supplies and the Goshen team was able to fulfill every item on the schools’ wish lists.  The MasterBrand Mexico team partnered with the Red Cross to distribute 130 backpacks filled with school supplies to children in El Mezquital, Mexico. The backpacks included notebooks, geometry sets and more.  Finally, the Jasper, Indiana operations team donated school supplies to six local schools in the area. The team collected enough supplies to fill 25 backpacks.  Waterloo Plant Raises $2,500 for Local Humane Society  MasterBrand Waterloo hosted a fundraising party for the Cedar Valley Humane Society, raising $2,500 to support  the organization. The Cedar Valley Humane Society is located across the street from the Waterloo plant, making it easy for associates to see the impact their donation has on the facility and the animals  it houses.  Huntingburg and Ferdinand Team Volunteer with Ronald McDonald House  MasterBrand teams from our Huntingburg, Indiana and Ferdinand, Indiana sites volunteered at two Ronald McDonald House campuses in Evansville. The teams made breakfast and cleaned the facilities. They also delivered a donation of  household supplies collected by the associates of the Ferdinand plant.  OUR COMMITMENT TO GIVING BACK continued  CEO MESSAGE  ABOUT MASTERBRAND  PEOPLE  APPENDICES  GOVERNANCE  ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY  PEOPLE  MasterBrand | 2023 CSR Report  20

 GOVERNANCE  Senior management and the Board of Directors oversee MasterBrand programs and initiatives in sustainability, social impact and human capital management. We believe that robust oversight procedures, policies and accountability to our stakeholders are the foundations for a dynamic and responsive company. Our governance practices ensure that we conduct our business with integrity, quickly adjust our strategies when needed and adhere to the highest standards of ethical conduct.  GOVERNANCE  CEO MESSAGE  ABOUT MASTERBRAND  ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY  PEOPLE GOVERNANCE APPENDICES  MasterBrand | 2023 CSR Report  20

 Policy. We are committed to promptly investigating any allegations of retaliation or similar misconduct. All complaints  and investigations are managed with the utmost confidentiality.  Ensuring Product Quality  Ensuring quality in everything we do is one of our highest priorities at MasterBrand. In 2023, we hired a team dedicated to building out our quality control capacity and integrating  quality into every aspect of our manufacturing process. We have an established system  for corrective actions, and quality control training is now available to all new hires and for specific roles. Additionally, suppliers are evaluated on several quality criteria.  All products are tested for quality both internally and by a third-party vendor. New products undergo additional testing to ensure they perform to ANSI standards.  Compliance Program  The MasterBrand Compliance Committee administers our compliance program and meets periodically to review the Company’s compliance efforts, reporting at least yearly to the Board of Directors or to a committee delegated with such responsibility by  the Board of Directors. The Compliance Committee interprets and administers MasterBrand’s conflict of interest policies and will oversee training, communications,  audit and mentorship. The Committee reviews and manages whistleblower complaints and identifies investigations to be conducted.  Additionally, the Compliance Committee works with the Legal Department to interpret the law as it applies to company codes. MasterBrand senior leadership collaborates with and supports the Compliance Committee and their work to prevent and detect unethical conduct.  MasterBrand continued to develop our compliance program through the creation of a Policy Review Committee. This initiative underscores our commitment to good governance by ensuring that our policies remain current, effective, and in compliance  with applicable law. The Committee provides a structured process for reviewing new and updated policies, fostering transparency and  accountability. By doing so, we aim to enhance compliance, mitigate risks, and uphold our core values and regulatory obligations.  Business Ethics  Code of Conduct  Our Code of Conduct, overseen by our Compliance Committee, helps ensure we uphold the highest legal and ethical standards in all business activities. It outlines the necessary laws, policies and regulations that all associates at MasterBrand are expected to adhere to and observe.  We also require all associates to adhere to the U.S. Foreign Corrupt Practices Act,  and our anti-bribery policy strictly prohibits bribery or improper payments in any of our operations worldwide.  Whistleblower Policy  MasterBrand’s Whistleblower Policy and Procedures offer multiple channels for associates to make good faith reports regarding questionable accounting or auditing activities or potential infringements of federal securities laws associated with the Company. Associates are urged to report any instances of violations, harassment, threats, or safety issues either to management, the Loss Prevention team or anonymously via our EthicsPoint Reporting System helpline and web platform.  According to our policy, neither the Company nor its associates or agents are permitted to dismiss, downgrade, discriminate against, or retaliate in any way against an associate for reporting such concerns under the Compliance  Cybersecurity & Information Security  Our VP of Cybersecurity and Risk and the Audit Committee oversee cybersecurity matters. We have internal policies to manage information security and proactively defend against cybersecurity threats through incident response drills, penetration testing and strategic planning to address risks.  MasterBrand associates and contractors must undergo mandatory cybersecurity training and report any potential cybersecurity incidents or exposures to our cybersecurity team.  MasterBrand is committed to complying with all applicable data protection and privacy laws in the countries where we operate. Our Privacy Committee leads our Privacy Program and focuses on developing and implementing policies and procedures that support information privacy and cybersecurity.  Artificial Intelligence (AI) Policy  We developed an AI Usage Policy to provide associates with information about the acceptable use of AI tools and guidelines for ensuring they are used responsibly and in compliance with laws, regulations and industry best practices. Any associate who would like to use an approved AI tool on a MasterBrand- owned system or device or would like otherwise to use AI in their job must first complete AI training.  CEO MESSAGE  ABOUT MASTERBRAND  PEOPLE  APPENDICES  GOVERNANCE  ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY  GOVERNANCE  MasterBrand | 2023 CSR Report  20

 Managing Our Supply Chain  Sustainable Supply Chain Management  We offer resources and continuous training to enable suppliers, associates and executives to recognize the importance of sustainable sourcing. Our strategy involves:  Prevention  Implementing straightforward practices, maintaining knowledge of suppliers and fostering a culture of integrity.  Detection  Leveraging technology to identify risks throughout our supply chain.  Response  When needed, developing and improving policies and procedures for effective investigations and actions.  Supplier Code of Conduct  MasterBrand encourages suppliers to collaborate with certification authorities such as the Forest Stewardship Council (FSC) or equivalent certification programs. Suppliers who claim their products are “certified” must maintain current certifications, include the certification number on the commercial invoice and understand that any certifications will be verified during Supplier Code of Conduct Audits. For more information, please refer to our Supplier Code of Conduct.  Managing Supply Chain Risks and Opportunities  In 2023, we implemented new software to enhance our supply chain monitoring and trace the chain of custody for raw materials. With this tool, we monitor all suppliers for adverse incidents and take appropriate action to resolve any issues.  Additionally, this software extends our visibility into our value chain by allowing us to monitor the partners our vendors work with.  As the demand for FSC-certified wood rises, we are actively gauging our vendor’s progress in securing FSC-compliant materials. To achieve this, we conducted surveys and interviews with our vendor base. We also request sustainability data from each of our suppliers on an annual basis. We avoid engaging with suppliers who use clear-cutting practices to harvest wood.  Our Audit Process  Our commitment to responsible sourcing starts with a rigorous due diligence process. We thoroughly vet and audit our suppliers both upon contract initiation and regularly, often conducting multiple audits per year. This helps ensure we maintain a globally audited list of approved suppliers who share our values of environmental sustainability. We take a firm stance against endangered and exotic wood and prioritize responsibly sourced timber.  Our dedication is reflected in the fact that more than 75% of our 2023 solid wood spend is derived from our supply chains in North America and Europe, regions with rigorous forestry regulations.  CEO MESSAGE  ABOUT MASTERBRAND  PEOPLE  APPENDICES  GOVERNANCE  ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY  GOVERNANCE  MasterBrand | 2023 CSR Report  20

Board of Directors



David D. Petratis
(Non-Executive Chairman)
Former President and Chief Executive Officer, Allegion plc



R. David Banyard, Jr.
President and Chief Executive Officer, MasterBrand, Inc.



Juliana L. Chugg
Former Executive Vice President and Chief Brand Officer, Mattel, Inc.



Catherine Courage
Vice President, Knowledge UX, Google



Robert C. Crisci
Chief Financial Officer, Lineage Logistics, LLC



Ann Fritz Hackett
Former Strategy Consulting Partner and Co-Founder, Personal Pathways, LLC



Jeffery S. Perry
Founder and Chief Executive Officer, Lead Mandates LLC



Patrick Shannon
Former Senior Vice President and Chief Financial Officer, Allegion plc

Executive Leadership



R. David Banyard, Jr.
President and Chief Executive Officer



Conn Q. Davis
Executive Vice President, Strategy and eCommerce



Navi Grewal
Executive Vice President and Chief Digital and Technology Officer



Andrean R. Horton
Executive Vice President, Chief Legal Officer and Secretary



Bruce A. Kendrick
Executive Vice President and Chief Human Resources Officer



P. Gay McMichael
Executive Vice President and Chief Commercial Officer, Retail



Andrea H. Simon
Executive Vice President and Chief Financial Officer



Martin S. Van Doren
Executive Vice President and Chief Commercial Officer, Dealer & Builder



Kurt W. Wanninger
Executive Vice President and General Manager

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 Supporting Materials  Code of Business Conduct and Ethics  Corporate Governance Principles  Audit Committee Charter  Compensation Committee Charter  Nominating, Environmental, Social and Governance Committee Charter  Whistleblower Policy  Anti-Corruption Policy  Environmental, Health and Safety Policy Statement  Supplier Code of Conduct  Human Rights Policy  Privacy Policy  Supplier Code of Conduct (French)  Supplier Code of Conduct (Spanish)  Anti-Corruption Policy (French)  Anti-Corruption Policy (Spanish)  Code of Business Conduct and Ethics (French)  Code of Business Conduct and Ethics (Spanish)  CEO MESSAGE  ABOUT MASTERBRAND  PEOPLE  APPENDICES  GOVERNANCE  ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY  GOVERNANCE  MasterBrand | 2023 CSR Report  20

Appendices

Sustainability Accounting Standards Board (SASB) Index

TOPIC	ACCOUNTING METRIC	CODE	MASTERBRAND RESPONSE
Energy Management in Manufacturing	(1) Total energy consumed, (2) percentage grid electricity, (3) percentage renewable	CG-BF-130a.1	(1) Total energy consumed in 2023: 1.52 million gigajoules. (2) 48% grid electricity. (3) 11%.
Management of Chemicals in Products	Discussion of processes to assess and manage risks and/or hazards associated with chemicals in products	CG-BF-250a.1	MasterBrand does not use any chemicals, materials or substances that have been deemed illegal for use due to safety concerns. We have set clear chemical labeling, handling and process policies. All hazardous substances and associated wastes are managed properly. When a new product is introduced to a manufacturing site, we conduct a review of the new product and all materials used in manufacturing. Safety Data Sheets are required for all purchased materials and chemicals, and are reviewed by our Environmental, Health & Safety team. All associates who work with potentially hazardous chemicals receive training, and we conduct appropriate periodic industrial hygiene monitoring. We use a broad range of chemicals to provide high-quality coatings on cabinets. We have developed a list of substances that are strictly managed to maintain safe working conditions and ensure product quality.
	Percentage of eligible products meeting VOC emissions and contents	CG-BF-250a.2	MasterBrand does not consider this metric to be material to our business or our products.
Product Lifecycle Environmental Impacts	Description of efforts to manage product lifecycle impacts and meet demand for sustainable products	CG-BF-410a.1	MasterBrand uses right-size carton creation machinery at its manufacturing facilities to make just-in-time corrugated cardboard packaging for its finished cabinets. The customized cartons reduce waste, provide better-fitting packages to protect cabinets during shipping, reduce material handling and provide the business with flexibility to add or make cabinet model changes without corrugate material obsolescence.
	(1) Weight of end-of-life material recovered, (2) percentage of recovered materials recycled	CG-BF-410a.2	MasterBrand does not recover end-of-life material for use in our products. We buy composite wood components, including medium density fiberboard and plywood. These are usually made from wood scraps, helping to make more efficient use of trees. Composite wood products are durable and meet our quality standards, helping MasterBrand deliver value-priced cabinets in the styles and finishes consumers want.

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APPENDICES *continued*

Sustainability Accounting Standards Board (SASB) Index

TOPIC	ACCOUNTING METRIC	CODE	MASTERBRAND RESPONSE
Wood Supply Chain Management	(1) Total weight of wood fiber materials purchased, (2) percentage from third-party certified forestlands, (3) percentage by standard, and (4) percentage certified to other wood fiber standards	CG-BF-430a.1	MasterBrand adheres to the standards of the Lacey Act, which prohibits importing, purchasing or acquiring products made from illegally logged woods. In addition, our cabinets business follows guidance from the Convention on International Trade in Endangered Species (CITES), which aims to ensure that international trade in plants is legal, sustainable and traceable. MasterBrand does not find wood fiber purchases by weight to be a valuable measurement tool as most suppliers use numerous other metrics to quantify wood. MasterBrand is working to better understand the extent to which our wood material purchases come from suppliers certified by a responsible foresting standard. To help our investors better understand the scale of our business and wood supply chain, MasterBrand manufactures about 46,980 cabinets per day. We use solid wood, particle board, medium density fiberboard and plywood for our various cabinet brands. More than 75% of our 2023 solid wood spend is derived from our supply chains in North America and Europe, regions with rigorous forestry regulations.
Workforce Health & Safety	(1) Total recordable incident rate (TRIR), and (2) fatality rate for direct and contract employees	RT-CH-320a.1	MasterBrand's direct and contract employees achieved a 0.84 TRIR in 2023 and 0 fatalities.

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 TOPIC  ACCOUNTING METRIC  CODE  MASTERBRAND RESPONSE  Workforce Health & Safety  Description of efforts to assess, monitor, and reduce exposure of employees and contract workers to long-term (chronic) health risks  RT-CH-320a.2  We strive for zero safety incidents. A safe workplace is essential to maintaining our high-performance culture, attracting new talent and outperforming our markets.  Our commitment to creating and maintaining safe work environments is highlighted in our EH&S Principles and through our EH&S strategies and Critical Elements Program.  MasterBrand has identified 15 Critical Elements, or safety components, that have the most potential for severe injury in our manufacturing and distribution operations. Each business focuses on the Critical Elements most relevant  to its operations. The Critical Elements we are focused on are: 1) hazardous energy control (lockout-tagout), 2) working safely within confined spaces, 3) machine safeguarding, 4) proper materials storage and dock safety, 5) fall protection, 6) electrical safety and arc flash, 7) contractor management, 8) powered industrial vehicles, 9) industrial hygiene, 10) overhead doors, 11) physical security, 12) combustible dust, 13) fire prevention, 14) integrated emergency response and 15) pre-startup safety reviews & management of change. Within our industrial hygiene program, we conduct annual employee exposure sampling to ensure all levels are maintained below limits set by OSHA and the American Conference of Governmental Industrial Hygienists.  Customized auditing protocols score progress around each Critical Elements program component. In addition, we flag and capture specific incident data to better understand causation and drive subsequent corrective action activities. We then modify our processes through a Plan-Do-Check-Act system and share lessons learned with the EH&S Leadership Group and senior management.  We track health and safety metrics for full-time, part-time and contract or temporary workers at each of our businesses using our organization-wide EH&S management system. We report on health and safety metrics annually to the Nominating, Environmental, Social and Governance Committee of our Board of Directors.  APPENDICES continued  Sustainability Accounting Standards Board (SASB) Index  CEO MESSAGE  ABOUT MASTERBRAND  PEOPLE  APPENDICES  GOVERNANCE  ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY  APPENDICES  MasterBrand | 2023 CSR Report  20

APPENDICES *continued*

Sustainability Accounting Standards Board (SASB) Index

ACTIVITY METRIC	CODE	MASTERBRAND RESPONSE
Annual production	CG-BF-000.A	MasterBrand manufactures about 46,980 cabinets per day.
Annual sales	CG-BF-250a.1	$2,726.2 million total 2023 sales. MasterBrand uses sales to normalize environmental metrics.
Area of manufacturing facilities	CG-BF-000.B	Approximately 6,683,200 square feet.

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MasterBrand, Inc.  3300 Enterprise Pkwy. Suite 300  Beachwood, OH 44122  masterbrand.com  Linkedin Facebook Youtube Instagram